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EXHIBIT 23.1



                         CONSENT OF CROOKS & SETH, P.C.




                          INDEPENDENT AUDITOR'S CONSENT




         We consent to the use in this Form 8-K of Network Systems International, Inc. of the Financial Statements and Independent Auditor's Report for fiscal year ending December 31, 1999 of InterLAN Communications, Inc.

CROOKS & SETH, P.C.



By:      Brian Crooks
Title:   Partner
Date:    January 18, 2001




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